Red Robin Reports Preliminary Revenue Results for the Fiscal Fourth Quarter of 2016

Guest Traffic Trends Continue to Improve, Outperform Casual Dining Industry

GREENWOOD VILLAGE, Colo. – January 10, 2017 – Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced preliminary, unaudited revenue results for its fiscal fourth quarter ended December 25, 2016, in conjunction with management’s scheduled presentation at the 19th Annual ICR Investor Conference at the JW Marriott Orlando Grande Lakes.

The Company expects to report the following financial results for the fiscal fourth quarter 2016:

•	Total revenues of approximately $290.8 million

•	Comparable restaurant revenue decrease of 4.5%

•	Comparable guest count decrease of 2.9%

The above results are preliminary and subject to year-end closing adjustments. The Company plans to report fiscal fourth quarter 2016 results on February 21, 2017.

“The initiatives we put in place last fall – our new $6.99 every day value items, improved speed to table, and the ‘Let’s Burger!’ ad campaign – are helping us grow market share again,” said Denny Marie Post, Red Robin Gourmet Burgers, Inc.’s chief executive officer. “We outperformed casual dining industry traffic trends by 243 basis points in Q4 and saw further improvement in guest service ratings. Continuing this momentum and layering in off-premise initiatives later this year will help us grow in 2017 and beyond.”

Presentation at the 19th Annual ICR Conference

The Company will present at the 19th Annual ICR Conference at the JW Marriott Orlando Grande Lakes in Orlando, Fla., on Wednesday, January 11, 2017, at 9:00 a.m. ET. Investors and interested parties may listen to a webcast of this presentation by visiting the Company’s website at www.redrobin.com under the Investor Relations section.

Fourth Quarter Release and Conference Call

Final results for the fiscal fourth quarter of 2016 will be released shortly after 4:00 p.m. ET on Tuesday, February 21, 2017. The Company will also host an investor conference call to discuss its fourth quarter 2016 results at 5:00 p.m. ET that same day. The conference call number is (800) 236-9788, or for international callers (913) 312-0934. The call will also be webcast live from the Company’s website at www.redrobin.com under the Investor Relations section. A replay will be available after the end of the call and can be accessed by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID is 6897042. The replay will be available until Tuesday, February 28, 2017.

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to guests of all ages. Whether a family dining with kids, adults grabbing a drink at the bar, or teens enjoying a meal, Red Robin offers an unparalleled experience for its guests. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts, and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant a VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant. There are more than 550 Red Robin restaurants across the United States and Canada, including locations operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.

Forward-Looking Statements

Forward-looking statements in this press release regarding the Company's strategic initiatives and anticipated revenues, comparable restaurant revenues, comparable guest count, market share, and growth, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company's business improvement initiatives; the ability to fulfill planned expansion and restaurant remodeling; the effectiveness of our marketing strategies and initiatives to achieve restaurant sales growth; the cost and availability of key food products, labor, and energy; the ability to achieve anticipated revenue and cost savings from anticipated new technology systems and tools in the restaurants and other initiatives; the ability to increase to-go and other off-premise offerings; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; federal, state, and local regulation of the Company's business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For investor relations questions contact:
Raphael Gross/Dara Dierks, ICR
(203) 682-8200

For media relations questions contact:
Brian Farley, Coyne PR
(973) 588-2000